Exhibit 32.1

Certification of Periodic Report

Pursuant to §906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, the undersigned officer of Renaissance Learning, Inc. (the “Company”), hereby certifies that, to the undersigned’s knowledge:

(1)
the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities  Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 9, 2011

/s/ Glenn R. James
Name: Glenn R. James
Title: Chief Executive Officer

THIS WRITTEN STATEMENT ACCOMPANIES THIS REPORT PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 AND SHALL NOT BE DEEMED TO BE FILED BY THE COMPANY FOR PURPOSES OF THE SECURITIES EXCHANGE ACT OF 1934.